EXHIBIT 99

FIRST CALIFORNIA NORTHERN BANCORP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 19, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of FIRST CALIFORNIA NORTHERN BANCORP hereby appoints    and    , or either of them, to represent the undersigned at the meeting of the shareholders of FIRST CALIFORNIA NORTHERN BANCORP to be held on August 19, 2004, at 3:00 p.m. (local time), at Napa Community Bank, 700 Trancas Street, Napa, California 94558, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted “FOR” the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 20, 2004, between and among CAPITOL BANCORP LIMITED and the shareholders of FIRST CALIFORNIA NORTHERN BANCORP to exchange the shares of common stock of FIRST CALIFORNIA NORTHERN BANCORP not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, FIRST CALIFORNIA NORTHERN BANCORP will be a wholly-owned subsidiary of CAPITOL BANCORP LIMITED.

     [_] FOR      [_] AGAINST      [_] ABSTAIN

     2. Election of Directors.

Number of shares entitled to vote: ______________
CHOOSE A OR B

A	Vote for the nominees listed.

B	Withhold authority to vote for all nominees listed below.

	Scott R. Andrews	Geni A. Bennetts
	Cristin Reid English	Jeffrey L. Epps
	Paul J. Krsek	David L. McSherry
	David O’Leary	Joseph D. Reid

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.

Dated: ______________, 2004

Number of Shares of Common Stock

Signature (and title if applicable)

Signature (if held jointly)

Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.